SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

ACLARA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29975	94-3222727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Pear Avenue

Mountain View, California 94043

(Address of Principal Executive Offices)

(650) 210-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2004, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated May 28, 2004, as amended on October 18, 2004, by and among ViroLogic, Inc., a Delaware corporation (“ViroLogic”), Apollo Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ViroLogic (“Merger Sub I”), Apollo Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of ViroLogic (“Merger Sub II”), and ACLARA BioSciences, Inc., a Delaware corporation (“ACLARA”), Merger Sub I merged with and into ACLARA, with ACLARA surviving as a wholly-owned subsidiary of ViroLogic (the “Merger I”), and following the effectiveness of Merger I, ACLARA as the surviving entity merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of ViroLogic (“Merger II,” and together with Merger I, the “Transaction”).

As a result of the Transaction, each outstanding share of ACLARA common stock represents the right to receive 1.7 shares of ViroLogic common stock and 1.7 Contingent Value Rights (“CVR”). The terms of the CVRs are governed by the Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic and U.S. Bank National Association, as trustee. The CVRs provide for a potential cash and/or stock payment of up to $0.88 per CVR depending on the ViroLogic stock price 18 months following completion of the Transaction. The maximum payment under the CVR would be $0.88 per CVR, if ViroLogic’s stock price trades at or below an average price of $2.02 per share during the 15 trading days immediately preceding the eighteen-month anniversary of the closing of the merger, declining to $0.00 per CVR if ViroLogic’s stock averages $2.90 per share or higher during such time. If any payments are to be made on the CVR, the first $0.50 per CVR will be paid in cash. Any payments due beyond the first $0.50 per CVR can be made in cash, ViroLogic common stock or a combination of cash and stock, at the option of ViroLogic. If the current market value of ViroLogic common stock for each trading day in any 30 consecutive trading day period prior to the 18 month anniversary date of the closing of the merger is greater than or equal to $3.50, then the CVRs will automatically extinguish and will no longer represent the right to receive any amount.

Item 5.01. Change In Control of Registrant

See Item 2.01. above.

Item 8.01. Other Events.

On December 10, 2004, the Company announced that its shareholders had approved the Merger Agreement. A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release, dated December 10, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	ACLARA BIOSCIENCES, INC.

	By:	/s/ Alfred G. Merriweather
	Name:	Alfred G. Merriweather
	Its:	Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

99.1	Press Release, dated December 10, 2004

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